Exhibit 99.1

Wayside Technology Group, Inc.

Announces Appointment of

Thomas Fairfield to Board of Directors

EATONTOWN, NJ, December 27, 2018 — Wayside Technology Group, Inc. (NASDAQ: WSTG) (the “Company”) today announced that Thomas Fairfield was appointed to the Company’s Board of Directors effective December 19, 2018.

Mr. Fairfield has extensive experience in mergers and acquisitions and turnaround management. He currently serves as President of Cambio Group LLC, a strategic advisory firm, and as interim Chief Executive Officer of Journey Group Acquisition Co., LLC, a provider of funeral and cemetery services and merchandise.  Mr. Fairfield served as President and Chief Operating Officer of WMIH Corp., a NASDAQ listed company focused on identifying and consummating strategic investment transactions from May 2015 to July 2018, and he held various executive management positions with Capmark Financial Group Inc., a provider of commercial real estate related financial services, from March 2006 to May 2015.   Prior to joining Capmark, Mr. Fairfield was engaged in private law practice.  Mr. Fairfield has been admitted to the bar in New York, Connecticut, Pennsylvania and the District of Columbia and holds a J.D. from Georgetown University Law Center.

“Tom brings substantial experience with corporate M&A transactions across a broad spectrum of industries.  He also adds significant public company perspective and a wide range of legal experience, both of which will be of value to our board and company.  We look forward to having his added insight as we continue developing our strategic plan.” said Jeffrey Geygan, Chairman of the Board.

“I am very excited about the opportunity to join the Board of Wayside Technology and work with the Wayside team to build on the company’s success” said Mr. Fairfield.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company providing innovative sales and distribution solutions to technology vendors, resellers and system integrators since 1982. Wayside operates Lifeboat Distribution, a value-added distributor for virtualization/cloud computing, security, application and network infrastructure, business continuity/disaster recovery, database infrastructure and management, application lifecycle management, science/engineering, and other technically sophisticated products. The company helps vendors recruit and build multinational solution provider networks, power their networks, and drive incremental sales revenues that complement existing sales channels. Lifeboat Distribution services thousands of solution providers, VARs, systems integrators, corporate resellers, and consultants worldwide, helping them power a rich opportunity stream and build profitable product and service businesses. The Company also offers specialty solutions to customers through its TechXtend business.

Additional information can be found by visiting www.waysidetechnology.com

This press release and oral statements made from time to time by representatives of the Company contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, employee reductions, margins, expenses and earnings and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com